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                                                                    Exhibit 99.1

    (DOUBLECLICK LOGO)                         HELLMAN & FRIEDMAN LLC



    FOR IMMEDIATE RELEASE

    DOUBLECLICK CONTACT:            Jennifer Miller
                                    VP, Corporate Communications, DoubleClick jmiller@doubleclick.net
                                    212-381-5705

    HELLMAN & FRIEDMAN CONTACT:     Melissa Ma, Hellman & Friedman LLC
                                    415-788-5111; mma@hf.com
                                    Steve Bruce, Abernathy MacGregor Group
                                    212-371-5999; sb@abmac.com


 DOUBLECLICK INC. ANNOUNCES AGREEMENT TO BE ACQUIRED BY HELLMAN & FRIEDMAN LLC
              DoubleClick Shareholders to Receive $8.50 per Share;
                       Transaction Valued at $1.1 Billion

NEW YORK, NY and SAN FRANCISCO, CA, April 25, 2005 - DoubleClick Inc. (NASDAQ:
DCLK), the leading provider of data and technology solutions for marketers, advertising agencies and web publishers, announced today that it has signed a definitive agreement to be acquired by Hellman & Friedman LLC, a San Francisco-based private equity firm. The transaction is expected to be completed in the third quarter.

Under the terms of the agreement, DoubleClick stockholders will receive $8.50 in cash for each share of DoubleClick common stock, representing a 10.6% premium over the average closing price of DoubleClick's stock for the last thirty (30) trading days. The aggregate consideration to be paid to DoubleClick stockholders is approximately $1.1 billion. DoubleClick's existing Zero Coupon Subordinated Notes due 2023 in the principal amount of $135 million will remain outstanding, subject to the rights of the holders to require DoubleClick to repurchase such notes at par following consummation of the transaction.

Investing alongside Hellman & Friedman will be JMI Equity, a San Diego-based venture capital firm exclusively focused on the software and business service industries. Hellman & Friedman and JMI Equity have previously partnered together on a number of software related investments, including Blackbaud Inc. (BLKB), Mitchell International, Inc., and Vertafore, Inc.

"This transaction provides great value to our stockholders and underscores the strength of our industry leading position and DoubleClick's business model," said Kevin Ryan, Chief Executive Officer, DoubleClick.

"DoubleClick has two outstanding franchises with strong presence in their marketplaces," said Philip Hammarskjold, Managing Director of Hellman & Friedman LLC. "They have powerful brand names, experienced management, and dedicated and skilled employees. We look forward to partnering with the DoubleClick team to help realize the Company's significant opportunities for growth in both its online advertising and marketing and data businesses."

Management will remain committed to working diligently to meet all customer needs. Following the closing, Mr. Ryan will step down as CEO to pursue other opportunities. At the closing, David Rosenblatt will continue to oversee the TechSolutions division as its CEO, and Brian Rainey will continue to lead the DataSolutions division as its CEO. A new board of directors and chairman will be appointed post closing.

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"This is a great outcome for our customers, shareholders and employees," said
David Rosenblatt, President, DoubleClick. "We are very excited to work with Hellman & Friedman to continue to invest in and develop our growing technology marketing services."

"This transaction will allow us to continue to be more focused on providing industry-leading data marketing services to our customers," said Brian Rainey, President and General Manager of Data Solutions, DoubleClick. "We believe our customers and employees will benefit from this new structure."

The transaction has been approved by DoubleClick's board of directors. The closing of the transaction is subject to various conditions, including approval by the stockholders of DoubleClick, the expiration of the applicable waiting period under the Hart-Scott-Rodino Act, the closing of debt financing arrangements set forth in a commitment letter received by Hellman & Friedman, and other customary closing conditions. A special meeting of DoubleClick's stockholders will be scheduled as soon as practicable following the preparation and filing of the proxy materials with the Securities and Exchange Commission.

Lazard acted as financial advisor to DoubleClick in connection with the transaction. Wilmer Cutler Pickering Hale and Dorr LLP acted as legal advisor to DoubleClick in connection with the transaction. Bear Stearns acted as financial advisor and Simpson Thacher & Bartlett LLP acted as legal advisor to Hellman & Friedman and JMI Equity.

DoubleClick will host a conference call today, April 25, 2005 at 10:00 a.m. Eastern Time to discuss the transaction. A live webcast of the call will be accessible from ir.doubleclick.net, and a replay of the call will be archived on the website.

ABOUT DOUBLECLICK

DoubleClick is the leading provider of solutions for advertising agencies, marketers, and web publishers to plan, execute, and analyze their marketing programs. DoubleClick's marketing solutions (online advertising, search engine marketing, affiliate marketing, email marketing, database marketing, data management, and marketing resource management) help clients yield the highest return on their marketing dollar. In addition, the company's marketing analytics tools help clients measure performance within and across channels. DoubleClick Inc. has global headquarters in New York City and maintains 22 offices around the world. For more information about DoubleClick, visit www.doubleclick.net.

ABOUT HELLMAN & FRIEDMAN LLC

Hellman & Friedman LLC is a San Francisco-based private equity investment firm with additional offices in New York and London. Since its founding in 1984, the Firm has raised and managed over $8 billion of committed capital and invested in approximately 50 companies. The Firm's strategy is to invest in superior business franchises and to be a value-added partner to management in select industries, including media, software, information services, financial services, energy, and professional services. Hellman & Friedman is one of the few private equity firms with a focused effort in marketing services and software industries. Hellman & Friedman has invested in and helped build outstanding companies in these sectors, such as Blackbaud, Inc. (BLKB), Digitas, Inc.
(DTAS), Mitchell International, Inc., Vertafore, Inc., and Young & Rubicam. For more information on Hellman & Friedman, visit www.hf.com.

ABOUT JMI EQUITY

JMI Equity, based in San Diego and Baltimore, is a private equity firm exclusively focused on investments in the software and business services industries. Founded in 1992, JMI manages approximately $400 million and has invested in 60 companies throughout North America. JMI invests in growing businesses. The Firm's focus is on providing the first institutional capital to self-funded companies. JMI also invests in select recapitalization and management buyout financings. Representative investments include Unica Corporation, Eloqua Corporation, Blackbaud, Inc. (BLKB), Mitchell International, Mission Critical Software, NEON Systems, Inc. (NEON) and Transaction Systems Architects (TSAI). For more information on JMI Equity, visit www.jmiequity.com.

NOTE TO INVESTORS


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DoubleClick plans to file with the SEC and mail to its stockholders a Proxy
Statement in connection with the transaction. The Proxy Statement will contain important information about DoubleClick, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed with the SEC by DoubleClick through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from DoubleClick by contacting Investor Relations, DoubleClick, 111 Eighth Avenue, New York, NY, 10011, (212) 683-0001.

DoubleClick and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding DoubleClick's directors and executive officers is contained in DoubleClick's Form 10-K for the year ended December 31, 2004 and its Proxy Statement dated April 26, 2004, which are filed with the SEC. As of March 31, 2005, DoubleClick's directors and executive officers beneficially owned approximately 15.9 million shares, or 12%, of DoubleClick's common stock.

FORWARD LOOKING STATEMENTS

Statements in this release regarding the proposed merger transaction, the expected effects, timing and completion of the proposed transaction and any other statements about DoubleClick's future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects,"estimates" and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the proposed transaction due to the failure to obtain stockholder approval, the failure of the buyer to consummate the necessary debt financing arrangements set forth in a commitment letter received by Hellman & Friedman or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, intense competition in DoubleClick's industry, lack of growth or decline in online advertising or marketing, changes in government regulation, failure to manage the integration of acquired companies, failure to successfully manage DoubleClick's international operations and other risks that are contained in documents and the other factors described in DoubleClick's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC. In addition, any forward-looking statements represent DoubleClick's estimates only as of today and should not be relied upon as representing DoubleClick's estimates as of any subsequent date. DoubleClick disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this release.


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